EXHIBIT 10.1

RADCOM LTD.

NOTICE OF 2005 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2005 Annual General Meeting of Shareholders (the “Meeting”) of Radcom Ltd. (the “Company”) will be held on Wednesday, September 14, 2005 at 16:00 (Israel time), at the offices of the Company, 24 Raoul Wallenberg Street, Tel Aviv, Israel, for the following purposes:

(1)	To fix the number of directors on the Board of Directors at four (4) and to re-elect two (2) directors to serve as members of the Company’s Board of Directors;
(2)	To amend the Articles of Association of the Company in order to permit indemnification of directors and office holders of the Company to the fullest extent permitted by law;
(3)	To amend the Company’s indemnification letters with each of its directors and office holders in order to conform them to recent changes in the law;
(4)	To reappoint the Company’s independent auditors, and to authorize the Company’s Audit Committee to fix their remuneration;
(5)	To reallocate the unutilized pool of shares reserved for issuance under the Company’s option plans;
(6)	To approve the grant of options to purchase 30,000 Ordinary Shares to each of Rony Ross, Dan Barnea, and Zohar Gilon, directors of the Company;
(7)	To approve the grant of options to purchase 60,000 Ordinary Shares to Zohar Zisapel, the Chairman of the Board of Directors of the Company;
(8)	To discuss the auditors’ report and the consolidated financial statements of the Company for the year ended December 31, 2004; and
(9)	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR approval of all matters to be voted upon at the Meeting.

Shareholders of record at the close of business on August 9, 2005 are entitled to notice of, and to vote at, the Meeting. All shareholders are cordially invited to attend the Meeting in person.

Whether or not you plan to attend the Meeting, you are urged to promptly complete, date and sign the enclosed proxy and to mail it in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the Meeting, to revoke the proxy and to vote your shares in person.

Joint holders of shares should take note that, pursuant to Article 32(d) of the Articles of Association of the Company, the vote of the senior holder of the joint shares who tenders a vote, in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s). For this purpose seniority will be determined by the order in which the names stand in the Company’s Register of Members.

By Order of the Board of Directors, Arnon Toussia-Cohen Chief Executive Officer
Dated: August 9, 2005

The audited financial statements of the Company for the fiscal year ended December 31, 2004, are not a part of the proxy solicitation material, but were filed together with the Company’s Annual Report on Form 20-F, which was filed on March 31, 2005 with the SEC and is available at the SEC’s website, www.sec.gov and at the Company’s website, www.radcom.com.

RADCOM LTD.
24 RAOUL WALLENBERG STREET
TEL AVIV 69719, ISRAEL

PROXY STATEMENT

2005 ANNUAL GENERAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished to the holders of ordinary shares, NIS 0.05 nominal value (the “Ordinary Shares”), of Radcom Ltd. (the “Company”) in connection with the solicitation by the Board of Directors of proxies for use at the 2005 Annual General Meeting of Shareholders (the “Meeting”), or at any adjournment thereof, pursuant to the accompanying Notice of 2005 Annual General Meeting of Shareholders. The Meeting will be held on Wednesday, September 14, 2005 at 16:00 (Israel time), at the offices of the Company, 24 Raoul Wallenberg Street, Tel Aviv, Israel.

It is proposed that at the Meeting, resolutions be adopted as follows:

1.	To fix the number of directors on the Board of Directors at four (4) and to re-elect two (2) directors to serve as members of the Company’s Board of Directors;
2.	To amend the Articles of Association of the Company in order to permit indemnification of directors and office holders of the Company to the fullest extent permitted by law;
3.	To amend the Company’s indemnification letters with each of its directors and office holders in order to conform them to recent changes in the law;
4.	To reappoint the Company’s independent auditors, and to authorize the Company’s Audit Committee to fix their remuneration;
5.	To reallocate the unutilized pool of shares reserved for issuance under the Company’s option plans;
6.	To approve the grant of options to purchase 30,000 Ordinary Shares to each of Rony Ross, Dan Barnea, and Zohar Gilon, directors of the Company; and
7.	To approve the grant of options to purchase 60,000 Ordinary Shares to Zohar Zisapel, the Chairman of the Board of Directors of the Company.

Additionally, the auditors’ report and the consolidated financial statements of the Company for the year ended December 31, 2004 will be discussed.

The Company currently is not aware of any other matters that will come before the Meeting. If any other matters properly come before the Meeting, the persons designated as proxies intend to vote in accordance with their judgment on such matters.

A form of proxy for use at the Meeting and a return envelope for the proxy are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before the exercise thereof by filing with the Company a written notice of revocation or duly executed proxy bearing a later date, or by voting in person at the Meeting. Unless otherwise indicated on the form of proxy, shares represented by any proxy in the enclosed form, if the proxy is properly executed and received by the Company not less than 72 hours prior to the time fixed for the Meeting, will be voted in favor of all the matters to be presented to the Meeting, as described above. On all matters considered at the Meeting, abstentions and broker non-votes will be treated as neither a vote “for” nor “against” the matter, although they will be counted in determining whether a quorum is present.

Proxies for use at the Meeting are being solicited by the Board of Directors of the Company. Only shareholders of record at the close of business on August 9, 2005 will be entitled to vote at the Meeting. Proxies are being mailed to shareholders on or about August 12, 2005 and will be solicited chiefly by mail. However, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefore, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost for the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

RECORD DATE; OUTSTANDING VOTING SECURITIES; VOTING RIGHTS

Only shareholders of record at the close of business on August 9, 2005 will be entitled to vote at the Meeting and any adjournments or postponements thereof. The Company had outstanding on July 31, 2005, 14,813,797 Ordinary Shares, each of which is entitled to one vote upon each of the matters to be presented at the Meeting. Two or more shareholders of the Company holding shares conferring in the aggregate at least one-third (1/3) of the voting power of the Company, present in person or by proxy and entitled to vote, will constitute a quorum at the Meeting.

BENEFICIAL OWNERSHIP OF SECURITIES BY CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Ordinary Shares as of July 31, 2005 by (i) each person or entity known to own beneficially more than five percent (5%) of the Company’s outstanding Ordinary Shares based on information provided to the Company by the holders or disclosed in public filings with the Securities and Exchange Commission, and (ii) all directors and officers as a group, based on information provided to the Company by the holders or disclosed in public filings with the Securities and Exchange Commission.

Name	Number of Ordinary Shares Beneficially Owned(1)	Percentage of Outstanding Ordinary Shares(2)
Zohar Zisapel (3) (4)	3, 348,042	22.2%
Yehuda Zisapel (3) (5)	2,027,161	13.6%
RAD Data Communications Ltd (6)	177,841	1.2%
Star Growth Enterprise, a German Civil Law Partnership (with limitation of liability) (7)	1,225,490	8.3%
J. Carrlo Cannell, D/B/A Cannell Capital Management (8)	1,705,193	11.5%
All directors and executive officers as a group (12 persons) (1) (2)	4,585,842	28.2%

(1)
Except as otherwise noted and pursuant to applicable community property laws, each person named in the table has sole voting and investment power with respect to all Ordinary Shares listed as owned by such person. Shares beneficially owned include shares that may be acquired pursuant to options or warrants that are exercisable on or within 60 days of July 31, 2005.

(2)
The percentage of outstanding Ordinary Shares is based on 14,813,797 Ordinary Shares outstanding as of July 31, 2005. For determining the percentage owned by each person, Ordinary Shares for each person includes Ordinary Shares that may be acquired by such person pursuant to options and warrants to purchase Ordinary Shares that are exercisable within 60 days of July 31, 2005.
The number of outstanding Ordinary Shares does not include shares that were repurchased by the Company.

(3)	Includes beneficial ownership of Messrs. Zohar Zisapel and Yehuda Zisapel of Ordinary Shares held by RAD Data Communications Ltd., an Israeli company.

(4)
Includes 167,862 Ordinary Shares and warrants to purchase 9,979 Ordinary Shares owned of record by RAD Data Communications Ltd., 54,500 Ordinary Shares owned of record by Klil and Michael Ltd., an Israeli company, 110,000 Ordinary Shares issuable upon exercise of options exercisable within 60 days of July 31 2005, and warrants to purchase 129,377 Ordinary Shares. Zohar Zisapel is a principal shareholder and director of each of RAD Data Communications Ltd. and Klil and Michael Ltd. and, as such, Mr. Zisapel may be deemed to have voting and dispositive power over the Ordinary Shares held by RAD Data Communications Ltd. and Klil and Michael Ltd. Mr. Zisapel disclaims beneficial ownership of these Ordinary Shares except to the extent of his pecuniary interest therein.

(5)
Includes 167,862 Ordinary Shares and 9,979 warrants to purchase Ordinary Shares owned of record by RAD Data Communications Ltd. and 910,360 Ordinary Shares owned of record by Retem Local Networks Ltd., an Israeli company, and 116,246 warrants to purchase Ordinary Shares. Yehuda Zisapel is a principal shareholder and director of each of RAD Data Communications Ltd. and Retem Local Networks and, as such, Mr. Zisapel may be deemed to have voting and dispositive power over the Ordinary Shares held by RAD Data Communications Ltd. and Retem Local Networks. Mr. Zisapel disclaims beneficial ownership of these Ordinary Shares.

(6)
Includes 9,979 warrants to purchase Ordinary Shares. Messrs. Zohar Zisapel and Yehudah Zisapel have shared voting and dispositive power with respect to the shares held by RAD Data Communications Ltd. The shares held by RAD Data Communications Ltd. are reflected under Zohar Zisapel’s and Yehuda Zisapel’s names in the table.

(7)
Includes 1,137,955 Ordinary Shares owned of record by Star Growth Enterprise (“Growth”), a German Civil Law Partnership (without limitation of liability), and 85,535 Ordinary Shares owned of record by SVM Star Ventures Managementgesellschaft mbH Nr. 3 (“SVM 3”). Growth is managed by SVM 3. Dr. Meir Barel is the sole director and primary owner of SVM 3. Dr. Barel has the sole power to vote or direct the vote, and the sole power to dispose of or direct the disposition of, the shares beneficially owned by SVM 3 and by Growth. SVM 3 has the sole power to vote or direct the vote, and the sole power to dispose of or direct the disposition of, the shares beneficially owned by Growth. Dr. Barel disclaims beneficial ownership of the shares held by Growth (including the shares issuable upon exercise of the warrants) except to the extent of any pecuniary interest therein. This information is based on Dr. Meir Barel’s Schedule 13-G filed on May 11, 2004.

(8)	This information is based on Mr. Cannell’s Schedule 13-F HR filed on May 13, 2005.

ITEM 1 - RE-ELECTION OF DIRECTORS

Under the Company’s Articles of Association, the Board of Directors is to consist of not less than three (3) and not more than nine (9) directors, the exact number to be fixed from time to time by resolution of the shareholders. The number of directors of the Company is currently fixed at five (5) although the Board of Directors currently consists of four (4) directors. At the Meeting, the shareholders will be asked to fix the number of Directors at four (4). Directors of the Company, other than external directors, are elected at each annual general meeting of shareholders. The external directors are required to be elected by the shareholders, for a maximum of two terms. Each term of an external director is three years. At the 2004 annual general meeting of shareholders, Mr. Dan Barnea and Ms. Rony Ross were re-elected as external directors for a second term. At the Meeting, shareholders will be asked to re-elect Zohar Zisapel and Zohar Gilon to serve as members of the Company’s Board of Directors.

Proxies may not be voted for a greater number of persons than the number of nominees named. Under the Articles of Association of the Company, the Board of Directors will be entitled to fill, until the next election of directors, any vacancies existing on the Board of Directors following the annual general meeting at its sole discretion.

It is intended that proxies (other than those directing the proxy holders to vote against the listed nominees or for certain of them or to abstain) will be voted for the election of the two nominees named below as directors of the Company, each to hold office until the next annual general meeting and until his successor shall have duly taken office, unless his office is vacated earlier under any relevant provision of the Articles of Association of the Company.

The affirmative vote of a majority of the Ordinary Shares represented at the Meeting in person or by proxy is required to elect the two nominees named below as directors of the Company. In the event any one or more of such nominees should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their best judgment. The Company is not aware of any reason why any of the nominees, if elected, should be unable to serve as a director. The Company does not have any understanding or agreement with respect to the future election of any nominees named herein. The following information is supplied with respect to each person nominated and recommended to be elected by the Board of Directors of the Company, and is based upon the records of the Company and information furnished to it by the nominees. Reference is made to the above chart entitled “Beneficial Ownership of Securities by Certain Beneficial Owners and Management” for information pertaining to stock ownership by certain nominees.

A brief biography of each nominee is set forth below:

Mr. Zohar Zisapel (56), one of the co-founders of the Company, has served as the Chairman of the Board of Director of the Company since its inception. Mr. Zisapel is also a founder and a director of RAD Data Communications Ltd., a worldwide data communications company headquartered in Israel, for which he currently serves as Chairman of the Board and served as President from 1982 to 1997. Mr. Zisapel is a director of other public companies including: Verisity Ltd., RADVision Ltd and Ceragon Ltd. Mr. Zisapel previously served as Head of the Electronics Research Department in the Israeli Ministry of Defense. Mr. Zisapel has a B.Sc. and a M.Sc. degree in electrical engineering from the Technion and an M.B.A. degree from Tel Aviv University.

Mr. Zohar Gilon (57), has served as a director since June 1995. Mr. Gilon serves as a General Partner and Managing Director of Tamar Technologies Ventures, a venture capital fund investing in Israel and the United States. From 1993 until August 1995, Mr. Gilon served as President of W.S.P. Capital Holdings Ltd., which provides investment banking and underwriting services in Israel and invests in real estate and high-technology investments in Israel and abroad. Mr. Gilon serves as a director of other public companies, namely Ceragon Ltd. and RIT Technologies Ltd., and of several private companies. Mr Gilon is also a private investor in numerous high-technology companies, including affiliates of the Company in Israel. He holds a B.Sc. degree in electrical engineering from the Technion and an M.B.A. degree from Tel Aviv University.

The affirmative vote of the holders of a majority of the voting power represented at the Meeting, in person or by proxy, and voting on this matter, is required for the approval of this matter.

It is proposed that at the Meeting the following resolutions be adopted:

“RESOLVED, that the number of directors on the Board of Directors of the Company be set at four (4).”

“RESOLVED, that Zohar Zisapel be re-elected to serve as a member of the Board of Directors of the Company, effective immediately.”

“RESOLVED, that Zohar Gilon be re-elected to serve as a member of the Board of Directors of the Company, effective immediately.”

The Board of Directors recommends a vote FOR approval of the proposed resolutions.

ITEM 2- AMENDMENT OF ARTICLES OF ASSOCIATION

The Company’s Articles of Association allow it to indemnify any office holder or director to the fullest extent permitted under the Israeli Companies Law, 5759-1999 (the “Companies Law”), provided that the nature and extent of the indemnification conforms to the provisions of the Companies Law and that the indemnification is approved as required by the Companies Law.

The Company has provided indemnification letters to each of the Company’s directors and officers to insure and indemnify them against certain types of claims, subject to certain limitations (the “Indemnification Letters”). These Indemnification Letters were approved by the Company’s Audit Committee, Board of Directors and shareholders as required by the Companies Law.

In March 2005, the Companies Law was amended. Among the provisions affected were those relating to indemnification of directors and office holders. In light of these amendments, the Board of Directors believes that it would be desirable to amend the provisions of the Articles of Association in order that the Company be permitted to continue to indemnify its directors and office holders to the fullest extent permitted by law.

The affirmative vote of the holders of a majority of the voting power represented at the Meeting, in person or by proxy, and voting on this matter, is required for the approval of this matter. In addition, pursuant to Section 262(b) of the Companies Law, since the members of the Company’s Board of Directors and the officers of the Company who are beneficiaries of the Indemnification Letters may be deemed collectively a “controlling shareholder” of the Company (as such term is defined in the Companies Law), the affirmative vote of the Ordinary Shares must include at least one-third of the Ordinary Shares voted by shareholders who do not have a “personal interest” in the matter (unless the total shares of non-interested shareholders voted against the matter does not represent more than one percent of the outstanding Ordinary Shares). For this purpose, all shareholders are asked to indicate on the enclosed proxy card whether or not they have a personal interest by marking their vote in the appropriate line. Under the Companies Law, a “personal interest” of a shareholder (i) includes a personal interest of any members of the shareholder’s immediate family (or spouses thereof) or a personal interest of a company with respect to which the shareholder (or such family member) serves as a director or the CEO, owns at least 5% of the shares or has the right to appoint a director or the CEO and (ii) excludes an interest arising solely from the ownership of the Company’s Ordinary Shares.

It is proposed that at the Meeting the following resolution be adopted:

“RESOLVED, that Article 70(c) of the Articles of Association of the Company be amended and restated to provide as follows:

“(c)
Subject to the provisions of the Companies Law, the Company may indemnify an Office Holder in respect of an obligation or expense specified below imposed on the Office Holder in respect of an act performed in his capacity as an Office Holder, as follows:

“(i)	a financial obligation imposed on him in favor of another person by a court judgment, including a compromise judgment or an arbitrator’s award approved by court;

“(ii)
reasonable litigation expenses, including attorney’s fees, expended by the Office Holder as a result of an investigation or proceeding instituted against him by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him and either (A) concluded without the imposition of any financial liability in lieu of criminal proceedings or (B) concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent; and

“(iii)
reasonable litigation expenses, including attorneys’ fees, expended by an Office Holder or charged to the Office Holder by a court, in a proceeding instituted against the Office Holder by the Company or on its behalf or by another person, or in a criminal charge from which the Office Holder was acquitted, or in a criminal proceeding in which the Office Holder was convicted of an offense that does not require proof of criminal intent.

“The Company may undertake to indemnify an Office Holder as aforesaid, (aa) prospectively, provided that, in respect of Article 70(c)(i), the undertaking is limited to events which in the opinion of the Board of Directors are foreseeable in light of the Company’s actual operations when the undertaking to indemnify is given, and to an amount or criteria set by the Board of Directors as reasonable under the circumstances, and further provided that such events and amount or criteria are set forth in the undertaking to indemnify, and (bb) retroactively.”

The Board of Directors recommends a vote FOR approval of the proposed resolution.

ITEM 3- AMENDMENT OF INDEMNIFICATION LETTERS

At the annual general meeting of shareholders held on December 11, 2000, the shareholders ratified and approved the Company’s undertaking to enter into the Indemnification Letters. In light of the amendments to the Companies Law described in Item 2 and the desirability of continued indemnification of the Company’s directors and office holders, the Company’s Audit Committee and Board of Directors have approved certain amendments in the Indemnification Letters as set forth below, subject to the approval by the shareholders of the amendments to the Articles of Association proposed in Item 2.

The affirmative vote of the holders of a majority of the voting power represented at the Meeting, in person or by proxy, and voting on this matter, is required for the approval of this matter. In addition, since the members of the Company’s Board of Directors and the officers of the Company who are beneficiaries of the Indemnification Letters may be deemed collectively a “controlling shareholder” of the Company (as such term is defined in the Companies Law), the affirmative vote of the Ordinary Shares must include at least one-third of the Ordinary Shares voted by shareholders who do not have a “personal interest” in the matter (unless the total shares of non-interested shareholders voted against the matter does not represent more than one percent of the outstanding Ordinary Shares). For this purpose, all shareholders are asked to indicate on the enclosed proxy card whether or not they have a personal interest by marking their vote in the appropriate line. Under the Companies Law, a “personal interest” of a shareholder (i) includes a personal interest of any members of the shareholder’s immediate family (or spouses thereof) or a personal interest of a company with respect to which the shareholder (or such family member) serves as a director or the CEO, owns at least 5% of the shares or has the right to appoint a director or the CEO and (ii) excludes an interest arising solely from the ownership of the Company’s Ordinary Shares.

It is proposed that at the Meeting the following resolution be adopted:

“RESOLVED, that Section 1 of the form of Indemnification Letter be amended and restated to provide as follows:

“1.
Subject to the conditions set forth in Section 10, and pursuant to the other terms and conditions in this Letter of Indemnification, the Company hereby undertakes to indemnify you to the maximum extent permitted by law for:

“1.1
any financial obligation imposed on you in favor of another person by a court judgment, including a settlement or an arbitrator’s award approved by court, in respect of any act or omission (“Action”) taken or made by you in your capacity as a director, officer and/or employee of the Company;

“1.2
reasonable litigation expenses, including attorney’s fees, expended by you as a result of an investigation or proceeding instituted against you by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against you and either (A) concluded without the imposition of any financial liability in lieu of criminal proceedings or (B) concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent; and

“1.3
all reasonable litigation expenses, including attorneys’ fees, expended by you or charged to you by a court, in a proceeding instituted against you by the Company or on its behalf or by another person, or in any criminal proceedings in which you are acquitted, or in any criminal proceedings of a crime which does not require proof of criminal intent in which you are convicted, all in respect of actions taken by you in your capacity as a director, officer and/or employee of the Company.

“The above indemnification will also apply to any Action taken by you in your capacity as a director, officer and/or employee of any other company controlled, directly or indirectly, by the Company (a ‘Subsidiary’) or in your capacity as a director, or observer at board of directors’ meetings, of a company not controlled by the Company but where your appointment as a director or observer results directly from the Company’s holdings in such company (an ‘Affiliate’).”

The Board of Directors recommends a vote FOR approval of the proposed resolution.

ITEM 4- REAPPOINTMENT OF INDEPENDENT AUDITORS

At the Meeting, the shareholders will be asked to approve the reappointment of Somekh Chaikin, Certified Public Accountants (Israel), a member firm of KPMG International, as the Company’s independent auditors until the end of next year’s annual general meeting of shareholders. The shareholders will also be asked to authorize the Audit Committee, by an authority delegated to it by the Board of Directors, to fix the compensation of the auditors in accordance with the amount and nature of their services.

The affirmative vote of the holders of a majority of the voting power represented at the Meeting, in person or by proxy, and voting on this matter, is required for the approval of this matter.

It is proposed that at the Meeting the following resolutions be adopted:

“RESOLVED, that Somekh Chaikin, Certified Public Accountants (Israel), a member firm of KPMG International, be, and hereby are, re-appointed as the independent auditors of the Company until the end of the 2006 annual general meeting of shareholders, and that the Audit Committee of the Company, by an authority duly delegated by the Board of Directors of the Company, be, and it hereby is, authorized to fix the compensation of the independent auditors in accordance with the amount and nature of their services.”

The Board of Directors recommends a vote FOR approval of the proposed resolution.

ITEM 5- REALLOCATING THE UNUTILIZED POOL OF SHARES RESERVED FOR ISSUANCE UNDER THE COMPANY’S OPTION PLANS

On June 30, 2003, the Securities and Exchange Commission approved amendments to Nasdaq’s listing rules. The amended rules require the Company to obtain shareholder approval for the adoption of, and material amendments to, most stock option plans.

The Radcom Ltd. 2003 Share Option Plan (the “2003 Plan”) was adopted by the Board of Directors of the Company as a result of the July 2002 tax reform in Israel, which afforded various new tax advantages with respect to the taxation of options granted to Israeli employees and directors under amended Section 102 of the Israeli Tax Ordinance. The 2003 Plan was designed so that grants of awards under it would be subject to the tax advantages under the new tax rules. Currently, there are 1,605,748 shares reserved for issuance under the 2003 Plan, of which 1,024,412 have been allocated or exercised, leaving 581,336 shares free for allocation. The Board of Directors has recommended that the unutilized reserves of 135,000 shares under the Directors Share Incentive Plan (1997) be “moved” to the 2003 Plan so that they can be used. Accordingly, the number of shares available for issuance under the 2003 Plan shall be increased by 135,000 shares. The 135,000 unissued shares will be transferred from the pool of shares reserved for issuance under the Radcom Ltd. Directors Share Incentive Plan (1997), which will be reduced by 135,000 shares to 256,000 shares, which will remain available for issuance upon exercise of options that have been granted under that plan.

The affirmative vote of the holders of a majority of the voting power represented at the Meeting, in person or by proxy, and voting on this matter is required for the approval thereof.

It is proposed that at the Meeting the following resolution be adopted:

“RESOLVED, to authorize the transfer of 135,000 unissued shares from the pool of shares reserved for issuance under the Radcom Ltd. Directors Share Incentive Plan (1997) to the pool of shares reserved for issuance under the 2003 Plan.

The Board of Directors recommends a vote FOR approval of the proposed resolution.

ITEM 6 - APPROVAL OF GRANT OF OPTIONS TO PURCHASE ORDINARY SHARES TO CERTAIN DIRECTORS

Under the Companies Law, the terms of compensation of the Company’s directors must be approved by the Company’s Audit Committee, Board of Directors and shareholders, in that order.

By actions of the Company’s Audit Committee and Board of Directors on July 24, 2005, Rony Ross, Dan Barnea, and Zohar Gilon, directors of the Company, were each granted options to purchase 30,000 Ordinary Shares, which shall vest in three (3) equal annual installments, as long as each such director continues to serve as a member of the Company’s Board of Directors, exercisable at an exercise price equal to the closing price for the Company’s Ordinary Shares as traded on the NASDAQ National Market at the close of trading on September 14, 2005. The grant of such options will be effective on September 14, 2005. The options will expire upon the earlier of the following: (i) the tenth anniversary of the date of grant; or (ii) 180 days from the date the individual ceases to be a director of the Company. The aforesaid options were granted by the Company under the 2003 Plan, subject to shareholder approval, and under Section 102(b)(2) of the Income Tax Ordinance (New Version) - 1961, and the Company elected the capital gains route for the grant of these options.

The affirmative vote of the holders of a majority of the voting power represented at the Meeting, in person or by proxy, and voting on this matter, is required for the approval of this matter.

It is proposed that at the Meeting the following resolution be adopted:

“RESOLVED, the grant of options to each of Rony Ross, Dan Barnea, and Zohar Gilon, directors of the Company, to purchase 30,000 Ordinary Shares, which shall vest in three (3) equal annual installments, as long as each such director continues to serve as a member of the Company’s Board of Directors, exercisable at an exercise price equal to the closing price for the Company’s Ordinary Shares as traded on the NASDAQ National Market at the close of trading on September 14, 2005, as approved by the Audit Committee and the Board of Directors, be, and hereby is, approved.”

The Board of Directors recommends a vote FOR the approval of the proposed resolution.

ITEM 7 - APPROVAL OF GRANT OF OPTIONS TO PURCHASE 60,000 ORDINARY SHARES TO THE CHAIRMAN OF THE BOARD OF DIRECTORS

Under the Companies Law, the terms of compensation of the Company’s directors must be approved by the Company’s Audit Committee, Board of Directors and shareholders, in that order.

By actions of the Company’s Audit Committee and Board of Directors on July 24, 2005, Zohar Zisapel, the Chairman of the Board of Directors of the Company, was granted options to purchase 60,000 Ordinary Shares, which shall vest in three (3) equal annual installments, provided that he continues to serve as a member of the Company’s Board of Directors, exercisable at an exercise price equal to the closing price for the Company’s Ordinary Shares as traded on the NASDAQ National Market at the close of trading on September 14, 2005. The grant of such options will be effective on September 14, 2005. The options will expire upon the earlier of the following: (i) the tenth anniversary of the date of grant; or (ii) 180 days from the date the individual ceases to be a director of the Company. These options were granted by the Company under the 2003 Share Plan, subject to shareholder approval, and under Section 3(9) of the Income Tax Ordinance (New Version) - 1961.

The affirmative vote of the holders of a majority of the voting power represented at the Meeting, in person or by proxy, and voting on this matter, is required for the approval of this matter. In addition, since Mr. Zisapel may be deemed a “controlling shareholder” of the Company (as such term is defined in the Companies Law), the affirmative vote of the Ordinary Shares must include at least one-third of the Ordinary Shares voted by shareholders who do not have a “personal interest” in the matter (unless the total shares of non-interested shareholders voted against the matter does not represent more than one percent of the outstanding Ordinary Shares). For this purpose, all shareholders are asked to indicate on the enclosed proxy card whether or not they have a personal interest by marking their vote in the appropriate line. Under the Companies Law, a “personal interest” of a shareholder (i) includes a personal interest of any members of the shareholder’s immediate family (or spouses thereof) or a personal interest of a company with respect to which the shareholder (or such family member) serves as a director or the CEO, owns at least 5% of the shares or has the right to appoint a director or the CEO and (ii) excludes an interest arising solely from the ownership of the Company’s Ordinary Shares.

It is proposed that at the Meeting the following resolution be adopted:

“RESOLVED, the grant of options to Zohar Zisapel, the Chairman of the Board of Directors of the Company, to purchase 60,000 Ordinary Shares, which shall vest in three (3) equal annual installments, provided that he continues to serve as a member of the Company’s Board of Directors, exercisable at an exercise price equal to the closing price for the Company’s Ordinary Shares as traded on the NASDAQ National Market at the close of trading on September 14, 2005, as approved by the Audit Committee and the Board of Directors, be, and hereby is, approved.”

The Board of Directors recommends a vote FOR approval of this proposed matter.

ITEM 8 - REVIEW OF THE AUDITORS’ REPORT AND THE CONSOLIDATED FINANCIAL STATEMENTS

The audited financial statements of the Company for the fiscal year ended December 31, 2004 were filed together with the Company’s Annual Report on Form 20-F, which was filed with the SEC and is available at the SEC’s website, www.sec.gov and at the Company’s website, www.radcom.com. The Company will hold a discussion with respect to the financial statements at the Meeting. This item will not involve a vote of the shareholders.

ITEM 9 - OTHER BUSINESS

Management knows of no other business to be transacted at the Meeting, other than as set forth in the Notice of Annual General Meeting. However, if any other matters are properly presented to the Meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.

By Order of the Board of Directors, Arnon Toussia-Cohen Chief Executive Officer

Dated: August 9, 2005